SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 29, 2005


                                 PURE BIOSCIENCE
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        California                                               33-0530289
  ----------------------------                               -------------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                 1725 Gillespie Way, El Cajon, California 92020
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (619) 596 8600
                                -----------------
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note on Amendment

The Current Report on Form 8-K dated June 3, 2005 is hereby amended to file Item
9.01 b. Pro Forma Financial Information

Item 9.01 Financial Information and Exhibits

b.   Pro Forma Financial Information: Sale of Water Treatment Division

In May 2005, PURE Bioscience sold the assets of its water treatment division to Maryland-based Innovative Medical Services, LLC for $2,375,000. At closing, PURE received $1,950,000 in cash. In June, PURE received $225,000, one of two post-closing payments. An additional $200,000 is due within 90 days of closing.

The sale of the water treatment division assets to Innovative Medical Services, LLC will be a transaction taxable for United States federal and California income tax purposes. The Company will recognize taxable income equal to the amount realized on the sale in excess of the tax basis in the assets sold. The amount realized on the sale will consist of the cash received in exchange for the assets sold, plus the amount of related liabilities assumed by Innovative Medical Services, LLC. The realized gain to the Company on the sale is approximately $2,178,000.

Although the sale of the water treatment division assets will result in a taxable gain, a portion of the taxable gain will be offset to the extent of current year losses from operations plus available net operating loss carry forwards, as currently reflected on our consolidated federal and California income tax returns. The taxable gain will differ from the gain to be reported in the PURE Bioscience financial statements due to temporary tax differences and certain other differences between the tax laws and generally accepted accounting principles.

We believe we will be able to apply our approximately $12.1 million tax loss carry forward without limitation against the taxable gain from the sale of the water treatment division assets. However, due to the limitation of net operating loss carry forwards under the federal alternative minimum tax system, a portion of the taxable gain reduced by our net operating loss carry forwards is subject to the federal alternative minimum income tax. Also, California net operating loss carry forwards are subject to more limitations than the federal tax laws provide. The availability and amount of net operating loss carry forwards are subject to audit and adjustment by the Internal Revenue Service. In the event that the Internal Revenue Service adjusts the net operating loss carry forwards, we may incur an increased tax liability. The Company estimates its federal and California tax liability resulting from the sale to be approximately $60,000.

The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of PURE Bioscience and subsidiaries, adjusted to give effect to the disposition of the water treatment division

The unaudited pro forma consolidated balance sheets give effect to the transaction as if it occurred on the date of the balance sheet. The cash proceeds and resulting gain are included in the April 30, 2005 balance sheet. The unaudited pro forma consolidated statements of operations for the nine months ended April 30, 2005 give effect to the transaction as if it had occurred as of the beginning of the fiscal year, August 1, 2004.

The pro forma consolidated financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if all of the events as described above had occurred on the first day of the respective periods presented, nor is it necessarily indicative of our future operating results or financial position. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements for PURE Bioscience.


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





PRO FORMA CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------

                                                                           April 30
                                                                             2005
                                                     -----------------------------------------------
                                                                     Adjusted for
                                                                    Sale of Water
                                                                      Division
                                                     Historical      (May 2005)         Pro forma
                                                    ------------    ------------       ------------
ASSETS
Current Assets
     Cash and cash equivalents                      $    163,497     $ 2,175,000 (1)   $  2,338,497
     Notes receivable                                         --         200,000 (1)        200,000
     Other current assets                                370,062              --            370,062
                                                    ------------    ------------       ------------

         Total current assets                            533,559       2,375,000          2,908,559
                                                    ------------    ------------       ------------

Property, Plant and Equipment                            124,350              --            124,350
                                                    ------------    ------------       ------------

Noncurrent Assets                                      2,345,886              --          2,345,886
                                                    ------------    ------------       ------------

Assets of the water division held for resale             251,557        (251,557)(1)             --
                                                    ------------    ------------       ------------

     Total assets                                   $  3,255,352    $  2,123,443       $  5,378,795
                                                    ============    ============       ============

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
     Loans from shareholders                        $    660,000    $         --       $    660,000
     Income taxes payable                                     --          60,000 (1)         60,000
     Other current liabilities                           991,784              --            991,784
                                                    ------------    ------------       ------------

         Total current liabilities                     1,651,784          60,000          1,711,784
                                                    ------------    ------------       ------------

Liabilities of the water division held for resale         46,300         (46,300)(1)             --
                                                    ------------    ------------       ------------

Stockholders' Equity
     Class A common stock, no par value               18,375,336              --         18,375,336
     Warrants                                            883,268              --            883,268
     Accumulated deficit                             (17,701,336)      2,109,743 (1)    (15,591,593)
                                                    ------------    ------------       ------------

         Total stockholders' equity                    1,557,268       2,109,743          3,667,011
                                                    ------------    ------------       ------------

     Total liabilities and stockholders' equity     $  3,255,352    $  2,123,443       $  5,378,795
                                                    ============    ============       ============



(1) Gives effect of the net cash proceeds, gain on disposition, and related taxes as a result of the sale of the water treatment division as if it occurred on August 1, 2004. The cash amount reflects the $2,175,000 million payment from Innovative Medical Services, LLC with the remaining $200,000 shown as notes receivable. The gain reflected in accumulated deficit is composed primarily of the cash proceeds, net of the net assets sold, direct costs, and taxes payable less liabilities assumed by the purchaser.



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


PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------------------

                                                       For the Nine Months Ended
                                                               April 30
                                                                2005
                                               -----------------------------------------
                                                               Adjusted for
                                                              Sale of Water
                                                                Division
                                                Historical     (May 2005)      Pro forma
                                               -----------    ------------   -----------

Net revenues                                   $   117,818    $         --   $   117,818
Cost of sales                                       45,393              --        45,393
                                               -----------    ------------   -----------

Gross profit                                        72,425              --        72,425
                                               -----------    ------------   -----------

Operating costs                                  1,986,770              --     1,986,770
                                               -----------    ------------   -----------

Loss from operations                            (1,914,345)             --    (1,914,345)
                                               -----------    ------------   -----------

Other income (expense)                             (19,156)             --       (19,156)
                                               -----------    ------------   -----------

Loss from continuing operations                $(1,933,501)   $         --   $(1,933,501)
                                               ===========    ============   ===========

Net loss per common share, basic and diluted
      Continuing operations                    $     (0.12)   $         --   $     (0.12)
                                               ===========    ============   ===========



The Water Treatment Division has been reported as discontinued operations beginning in October of 2003 when the Company made the decision to dispose of the segment. Because of this the condensed pro forma statements show no effect resulting from the sale.




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






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: June 29, 2005


/s/ MICHAEL L. KRALL
--------------------
Michael L. Krall, Chief Executive Officer









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